                                                                                                                                                                     EX-99.j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of EGA Emerging Global Shares Trust and to the use of our report dated April 27, 2009 on the statements of assets and liabilities and operations as of April 27, 2009 of the Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund (“the Fund”), a series of beneficial interest of EGA Emerging Global Shares Trust. Such financial statements appear in the Fund’s Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania April 27, 2009